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                                                                      EXHIBIT 21



                        LIST OF SIGNIFICANT SUBSIDIARIES
                        --------------------------------


Subsidiary                                         Jurisdiction of Incorporation
- ----------                                         -----------------------------
Champion Papel e Celulose Ltda .................                          Brazil
Weldwood of Canada Limited .....................                British Columbia

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    All subsidiaries of the Company other than those listed above, considered in the aggregate as a single subsidiary, do not constitute a significant subsidiary as of December 31, 1993.